Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS
FIRST QUARTER 2019 EARNINGS RELEASE AND CONFERENCE CALL

•	Earnings Release Date – Wednesday, April 24, 2019, after 3:30 p.m. Central Time

•	Conference Call Date – Thursday, April 25, 2019, at 10:00 a.m. Central Time

Springfield, MO, April 1, 2019 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its first quarter 2019 results as Wednesday, April 24, 2019, with a conference call to follow on Thursday, April 25, 2019.

The Company’s first quarter 2019 results will be released after 3:30 p.m. Central Time on Wednesday, April 24, 2019, and can be viewed, at that time, on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the first quarter of 2019, on Thursday, April 25, 2019, at 10:00 a.m. Central Time, via webcast on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.” Interested analysts are invited to join the call. The dial-in number for the call is (847) 619-6396 and the conference call identification number is 48386877. A replay of the conference call will be available on the Company’s website through April 24, 2020.

About O’Reilly Automotive, Inc.
O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of December 31, 2018, the Company operated 5,219 stores in 47 states.